Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of PBF Holding Company LLC and PBF Finance Corporation of our reports dated November 15, 2016 and June 24, 2016 relating to the financial statements of Torrance Refinery & Associated Logistics Business, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 8, 2017